Exhibit 32.1 and 32.2

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the “Report”) on the Form 10-Q of Siga Resources, Inc. (the “Company”) for the nine months ended April 30, 2014, as filed with the Securities and Exchange Commission on the date hereof, I, Christopher Vallos, Chief Executive Officer, Chief Financial Officer, President and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

a. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

b. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: July 2, 2015

By:	/s/ CHRISTOPHER VALLOS
Christopher Vallos
Chief Executive Officer Chief Financial Officer, President and Director